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                                                                 EXHIBIT 10.16



                                   March 29, 1999


[Name]
[Address]

     Re:  Consulting Services, Termination and Release of Employment

Dear ______:

     This will confirm that we have agreed to the following in connection with your resignation as a director, officer and employee of Source Media, Inc., and each of its direct and indirect subsidiaries (collectively, the "Company"):

     1. Resignation; Vacation. You have advised us of, and you hereby confirm, your resignation as a director, officer and employee of the Company effective as of the later of (i) the date of execution of definitive documents relating to the transactions substantially upon the terms contemplated by the Letter of Intent dated February 11, 1999 between the Company, Prevue Ventures, Inc. and United Video Satellite Group, Inc., and (ii) May 1, 1999, but in no event later than May 28, 1999 (the "Effective Date"). Accordingly, effective as of the Effective Date, you shall no longer be a director or a member of any committee thereof, an officer or an employee of the Company and, therefore, you are not entitled after the Effective Date to any salary or other benefits from the Company, except as otherwise specifically provided herein.

     2. Consulting Obligations. The Company desires to retain your services as a consultant after the Effective Date, and hereby engages you for a period (the "Consulting Period") commencing on the Effective Date through and including January 31, 2000 as a consultant of the Company to consult with and advise the directors, officers and employees of the Company from time to time, as and when requested upon reasonable prior notice, with respect to any matters relating to the Company's business, provided that the amount of consulting time to be devoted by you shall not unreasonably interfere with your ability to secure or maintain alternative full-time employment, or with other business or personal activities, during the Consulting Period.

     3. Consulting Payments. In consideration of your agreement to act as a consultant, the Company hereby agrees to pay you during the Consulting Period at a rate equal to your


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[Name]
Page 2
March 29, 1999

current base salary, at the same payment intervals and otherwise in accordance with the Company's standard practices as in effect from time to time. The Company shall reimburse you for all out-of-pocket costs and expenses incurred by you which relate to your consulting services.

     4. Health Insurance. The Company shall continue your current health care benefits through the date which is the second anniversary of the Effective Date. If the Company is unable to provide such health care benefits to you at any time during such two-year period, the Company shall reimburse you for costs incurred by you in obtaining health care benefit comparable to those currently provided to you by the Company.

     5. Stock Options. Notwithstanding the provisions of any agreement between you and the Company, any and all options for stock of the Company which you currently hold shall become exercisable in full as of the Effective Date, and may be exercised at any time prior to the expiration of the related "Option Period" stated in such agreement notwithstanding any termination or other cessation of your employment or other engagement by the Company. An additional option to purchase 16,666 shares of the Company's Common Stock is hereby granted to you pursuant to the Stock Option Agreement in the form attached as Exhibit A. The Company agrees that the foregoing previously and newly granted options will be fully and irrevocably vested as of the Effective Date and that, notwithstanding any option or other agreement to the contrary (including without limitation the provisions of any stock option agreements or stock option plans), such options shall not be subject to termination or cancellation (neither shall you forfeit such options nor shall the Company be entitled to recoup the economic value thereof) except in the event of a material violation of paragraphs 2 and 9 of this letter agreement; provided, however, that any previously granted options shall not be subject to termination or cancellation (nor shall you forfeit such options nor shall the Company be entitled to recoup the economic value thereof) in the event of a material violation of paragraph 2 of this Agreement. You shall not be deemed to be in material violation of either paragraph 2 or 9 of this Agreement unless (a) you have first received written notice of such material violation (specifying in detail the specific basis for the Company's belief that you have engaged in such a material violation) and (b) you have not cured such violation within thirty (30) days after receiving such written notice of material violation; provided, however, that the Company shall not send you such written notice of material violation unless the Board of Directors shall have first voted approval of such written notice at a meeting which you (and your counsel, if you so desire) shall be permitted to attend and be heard on the subject of such material violation. The Company represents that the newly granted options described above, as well as the provisions of this paragraph, have been approved by the Compensation Committee of the Board of Directors of the Company and/or such other Committee(s) as may be necessary to approve the newly granted options or the provisions of this paragraph.

     6. Release. In consideration of your continued engagement by the Company as a consultant and the aforesaid payments and benefits to be granted to you, you hereby release and forever discharge the Company, its affiliates, officers, directors, agents, employees, successors and assigns from any and all claims, demands, actions, liabilities, damages or rights of any kind


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[Name]
Page 3
March 29, 1999

whether known or unknown that you have, have ever had, or may have through the date of this letter agreement including but not limited to those arising out of or related to your employment or resignation from employment with the Company; provided, that the foregoing shall not apply to any claims for indemnification, claims arising out of this letter agreement, or claims for reimbursement of expenses incurred prior to the date hereof, or claims for any vested benefits under any employee benefit plan of the Company. You further understand and agree that you will not institute or authorize any other party governmental or otherwise, to institute any administrative or legal proceeding seeking compensation or damages on your behalf against the Company or any of its officers, directors, agents, employees, successors or assigns relating to or arising out of any aspect of your employment or your resignation therefrom. The Company releases and forever discharges you from any and all claims, demands, actions, liabilities, damages or rights of any kind whether known or unknown that the Company has, has ever had, or may have through the date of this letter agreement, provided that the foregoing shall not apply to any claims that may be the result of your gross negligence or willful misconduct in connection with your employment by the Company (provided that the Company represents that it is presently unaware of the existence of any such claims). This release is intended to extend to and include, but not be limited to, any claims arising under Title VII of the 1964 Civil Rights Act, 42 U.S.C. Section 2000e, et seq., the Age Discrimination Employment Act, 24 U.S.C. Section 621, et seq., the Americans with Disabilities Act, 42 U.S.C. Section 12101, et seq., and any other applicable federal or state law, as well as any common law, contract, quasi contract or tort claims.

     7. Independent Contractor Status; Return of Property. Effective beginning on the Effective Date and through the Consulting Period, you shall be deemed for all purposes herein an independent contractor for the Company and nothing herein shall create, or shall be intended to create, an employment relationship between you and the Company. Accordingly, you shall have no authority to, and shall not, speak about or on behalf of the Company. Furthermore, you hereby acknowledge that all records, files, data, documents and/or equipment or other matter (in whatever form) and all copies thereof relating to the business of the Company which you have prepared, used or came into contact with shall be and remain the sole property of the Company and shall not be either duplicated and/or removed from its place or places of business. You shall be permitted to remove only your personal effects from the Company's premises.

     8. Nondisparagement; Cooperation in Litigation; Indemnification; Confidentiality; References; Press Release. You hereby agree you will not make any statements, public or otherwise, relating to the Company or its affiliates, including, without limitation, to the financial press and financial analysts or by means of electronic communication (i.e., over the Internet or similar mediums for communication), you will not engage in any conduct or make any statements which are critical of the Company or its affiliates, you will not disclose any information about the Company or its affiliates which is confidential or which could be deemed confidential or private or sensitive in nature. You will cooperate fully and assist the Company to the best of your abilities (upon reasonable notice and not requiring an amount of time inconsistent with your ability to secure or maintain alternative employment or to engage in other


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[Name]
Page 4
March 29, 1999

business or personal activities) in connection with any pending or subsequent legal matter or proceedings involving, directly or indirectly, your role or actions as director, officer or employee of the Company. The Company agrees (to the fullest extent possible under existing law) to indemnify you and hold you harmless, and to provide you with a defense at the Company's expense, against any and all claims brought against you in any way related to or arising out of the execution of your duties and responsibilities on behalf of the Company under this Consulting Agreement, exclusive of claims arising out of your gross negligence or wilful misconduct in the performance of your duties hereunder. Both the Company and you acknowledge and agree that all the terms of this Agreement are important and are to be kept confidential, and shall not be disclosed except as required by law. When requested to do so by you, the Company shall give a reference to prospective employers in the form attached hereto as Exhibit B. The Company shall obtain your approval of any press release to be issued relating to the subject matter of this letter, which approval shall not be unreasonably withheld.

     9. Post-Employment Restrictions. During the Consulting Period, you will not, directly or indirectly:

         a. engage in direct competition with the business of the company or the joint venture referenced in paragraph 1 hereof (the "Joint Venture") as it exists as of the Effective Date or at any time during the Consulting Period; or

         b. induce any employees, consultants or other paid consultants of the Company or the Joint Venture to cease their employment or other relationship with the Company or the Joint Venture; or

         c. adversely affect the relationship of the Company or the Joint Venture with any of its customers, associates, consultants or employees.

     10. Miscellaneous. If a dispute concerning this Agreement shall arise, such dispute will be resolved by applying the laws of the State of New York without regard to its conflict of law provisions, and any cause of action for breach of this Agreement shall be brought in any state or federal court located in the State of New York, you having hereby waived any claim that this is not a convenient forum. This Agreement constitutes the entire understanding between the parties and no waiver or modification of the terms hereof shall be valid unless in writing signed by the party to be charged and only to the extent therein set forth. Your rights and obligations hereunder are personal in nature and this Agreement may not be assigned by you to any other party.



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[Name]
Page 5
March 29, 1999

     If the foregoing confirms your understanding and Agreement, please countersign the enclosed copy of this letter and deliver same to the undersigned.


                                  Very truly yours,


                                  SOURCE MEDIA, INC.



                                  By:
                                      ---------------------
                                      Stephen W. Palley
                                      Chief Executive Officer



AGREED TO AND ACCEPTED BY:


[Signature]
[Name]